UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

CIRCOR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14962	04-3477276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Corporate Drive, Suite 200 Burlington, Massachusetts	01803-4238
(Address of Principal Executive Offices)	(Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2018, CIRCOR International, Inc. (the “Company”) and Colfax Corporation (the “Selling Stockholder”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters (collectively, the “Underwriters”), relating to an underwritten public offering of 3,283,424 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), all of which are being sold by the Selling Stockholder. The offering price of the Shares to the public is $44.25 per share, and the Underwriters have agreed to purchase the Shares from the Selling Stockholder pursuant to the Underwriting Agreement at a price of $42.48 per share. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 492,513 shares of Common Stock from the Company (the “Additional Shares”) on the same terms and conditions as the sale of the Shares. If the Underwriters’ option to purchase the Additional Shares is exercised in full, the Company expects to receive net proceeds of approximately $20.4 million, after underwriting discounts and commissions and estimated offering expenses.

The Shares will be issued pursuant to an automatically effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2018 (File No. 333-223958). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on June 15, 2018, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares and the Additional Shares is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

The full text of the press release announcing the pricing of the underwritten public offering on June 12 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 12, 2018, by and among CIRCOR International, Inc., Colfax Corporation, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

99.1	Press release issued by CIRCOR International, Inc. on June 12, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.

Date: June 13, 2018	By:	/s/ Rajeev Bhalla
Rajeev Bhalla
Executive Vice President and Chief Financial Officer